DATE:    May 15, 2007

TO:               The Board of Directors

                  Cal Alta Auto Glass, Inc.

FROM:    Chang G. Park , CPA
371      E Street, Chula Vista, CA 91910

RE:               Form S-8 Registration Statement

                  Filed by Cal Alta Auto Glass, Inc.

Gentlemen:

         As the independent certified public accountants for Cal Alta Auto Glass, Inc., a Nevada corporation, we hereby consent to the use of our financial statements and to the references to our firm in the Form S-8 Registration Statement to be filed by Cal Alta Auto Glass, Inc., Inc.

/s/Chang G. Park, C.P.A.

Chang G. Park, CPA